                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2457335

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
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Examiner                  SECRETARY OF THE COMMONWEALTH
              ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512
N/A
--------
Name
Approved


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

We,    Roger G. Little,                                           * President
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and Richard S. Gregorio,                                             ,  *Clerk
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of Spire Corporation                                                          ,
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                          (Exact name of corporation)

located at: One Patriots Park, Bedford, Massachusetts 01730-2396              ,
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                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                 3
--------------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on   June 3,
                                                                        --------
1997,  by vote of:
----,
2,538,259   shares of Common                              of           3,019,525
---------             -----------------------------------      -----------------
                             (type, class & series, if any)

shares outstanding,

            shares of                                     of
---------             -----------------------------------      -----------------
                             (type, class & series, if any)

shares outstanding, and

            shares of                                     of
---------             -----------------------------------      -----------------
                             (type, class & series, if any)

shares outstanding.



**being at least a majority of each type, class or series outstanding and entitled to vote thereon:

*Delete the inapplicable words.                **Delete the inapplicable clause.
1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.




   4
--------
P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:



------------------------------------------------------------------------------------------------------
       WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------
    TYPE              NUMBER OF SHARES             TYPE               NUMBER OF SHARES       PAR VALUE
------------------------------------------------------------------------------------------------------
   Common:                  None                  Common:             6,000,000                $.01
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
   Preferred:               None                  Preferred:            None                   N.A.
------------------------------------------------------------------------------------------------------


Change the total authorized to:



-----------------------------------------------------------------------------------------------------
        WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
-----------------------------------------------------------------------------------------------------
    TYPE              NUMBER OF SHARES             TYPE             NUMBER OF SHARES       PAR VALUE
-----------------------------------------------------------------------------------------------------
    Common:                  None                  Common:              20,000,000            $.01
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
   Preferred:                None                 Preferred:               None               N.A.
------------------------------------------------------------------------------------------------------

VOTED: That Article 3 of the Articles of Organization of this Corporation be and hereby is amended to read as follows:

        "The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:
        20,000,000 Shares Common Stock, Par Value $.01 per share."













The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                       -----------------------------
SIGNED UNDER THE PENALTIES OF PERJURY, this 3rd day of June, 1997

                       /s/                               , *President
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                       /s/                                 , *Clerk
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*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

                =================================================
                I hereby approve the within Articles of
                Amendment, and the filing fee in the amount of $14,000 having been paid, said article is deemed to have been filed with me this 5th day of June 1997.


                Effective date:
                                ---------------------------------






                          /s/ William Francis Galvin


                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                         TO BE FILLED IN BY CORPORATION

                      Photocopy of document to be sent to:

         Richard S. Gregorio
         ------------------------------------

         Spire Corporation, One Patriots Park
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         Bedford, MA 01730-2396
         ------------------------------------